                                                                     EXHIBIT 4.5



                          HUNTSMAN INTERNATIONAL LLC,
                                   as Issuer


                      EACH OF THE GUARANTORS NAMED HEREIN


                                      and


                             The Bank of New York,
                                  as Trustee


                  ___________________________________________


                         FIRST SUPPLEMENTAL INDENTURE



                         Dated as of August ___, 2001

                  __________________________________________


                                      To

                  The Indenture, dated as of March 13, 2001,
                 among Huntsman International LLC, as Issuer,
                     each of the Guarantors named therein
                     and The Bank of New York, as Trustee,
     relating to the Issuer's 10 1/8% Senior Subordinated Notes due 2009

                         FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is made as of the ____ day of June, 2001, among Huntsman International LLC, a Delaware limited liability company (the "Issuer"), each of the Guarantors named on the signature pages hereof (collectively, the "Guarantors"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     WHEREAS, the Issuer, the Guarantors and the Trustee heretofore executed and delivered an Indenture, dated as of March 13, 2001 (the "Indenture"); and

     WHEREAS, pursuant to the Indenture, (a) on March 13, 2001, the Issuer issued and the Trustee authenticated and delivered (Euro)200 million aggregate principal amount of the Issuer's 10 1/8% Senior Subordinated Notes due 2009 (the "March Notes") and (b) on May 1, 2001, the Issuer issued and the Trustee authenticated and delivered (Euro)50 million aggregate principal amount of the Issuer's 10 1/8% Senior Subordinated Notes due 2009 (the "May Notes" and, together with the March Notes, the "Initial Notes"); and

     WHEREAS, pursuant to an exchange offer (the "Exchange Offer") registered with the Securities and Exchange Commission on a Registration Statement No. 333-58578 on Form S-4 (the " Registration Statement"), the Issuer offered to, and did, exchange (Euro)250 million in aggregate principal amount of its 10 1/8% Senior Subordinated Notes due 2009 that are registered under the Securities Act of 1933, as amended (the "Exchange Notes" and, together with the Initial Notes, the "Notes") for (Euro)250 million in aggregate principal amount of the Initial Notes; and

     WHEREAS, pursuant to a consent solicitation described in the Registration Statement that was conducted by the Issuer concurrently with the Exchange Offer, the Issuer solicited consents of the Holders to the amendments to the Indenture contained in this Supplemental Indenture (collectively, the "Amendments"); and

     WHEREAS, the Holders of the outstanding Notes have duly consented to the Amendments.

     Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the Issuer, the Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.01. General. For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision.

                                  ARTICLE II
                                  AMENDMENTS

     SECTION 2.01. Amendments. Subject to Section 3.01 hereof, the Indenture is hereby amended in the following respects:

     (a) The definition of "Additional Notes" in Section 1.01 shall be amended and restated in its entirety to read as follows:

     "Additional Notes" means Notes (other than the Initial Notes and other than Exchange Notes issued pursuant to an exchange offer for such Additional Notes under this Indenture or issuances under Section 2.07 or 2.16) not to exceed EU500 million, in the case of Euro Notes (or $500 million, without duplication, in the case of Dollar Notes) issued under this Indenture from time to time in accordance with Sections 2.01, 2.02, 2.18 and 4.12 hereof.

     (b) Section 2.18 of the Indenture shall be shall be amended and restated in its entirety to read as follows:

          The Company shall be entitled to issue Additional Notes, under this Indenture which shall have substantially identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, currency denomination (in the case of Dollar Notes), amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto and, terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by
                             --------
     Section 4.12; provided, further, that the aggregate principal value of Notes issued under this Indenture shall not exceed the greater of EU700 million or $700 million except as provided in Sections 2.07 and 2.08, such aggregate principal amount to be calculated by the Company at a rate of EU1.00 per US$0.932535. The Initial Notes, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture in accordance with Section 2.02.

          With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Managers (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

          (3) whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes or shall be registered securities issued in the form of Exchange Notes, each as set forth in the Exhibits hereto.

                                  ARTICLE III

                                 MISCELLANEOUS

     SECTION 3.01. Effectiveness. This Supplemental Indenture shall become effective upon its execution and delivery by the Issuer, the Guarantors and the Trustee. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     SECTION 3.02. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

     SECTION 3.03. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

     SECTION 3.04. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

     SECTION 3.05. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     SECTION 3.06. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 3.07. Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 3.08. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

     SECTION 3.09. Successors. All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

     SECTION 3.10. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Issuer and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture.

     SECTION 3.11. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

     SECTION 3.12. Governing Law. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

     SECTION 3.13. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date and year first above written.


                                        HUNTSMAN INTERNATIONAL LLC

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                        GUARANTORS:


                                        EUROFUELS LLC


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:


                                        EUROSTAR INDUSTRIES LLC


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:



                                        HUNTSMAN EA HOLDINGS LLC

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:



                                        HUNTSMAN ETYLENEAMINES LTD.,
                                        by its following General Partner:
                                        Huntsman EA Holdings LLC

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        HUNTSMAN INTERNATIONAL FINANCIAL LLC

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:



                                        HUNTSMAN INTERNATIONAL FUELS, L.P.,
                                        by its following General Partner:
                                        Eurofuels LLC

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:



                                        HUNTSMAN PROPYLENE OXIDE HOLDINGS LLC

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:



                                        HUNTSMAN PROPYLENE OXIDE LTD.,
                                        by its following General Partner:
                                        Huntsman Propylene Oxide Holdings LLC

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:



                                        HUNTSMAN TEXAS HOLDINGS LLC

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

Executed as a Deed by, for and          TIOXIDE AMERICAS INC.
on behalf of in the presence of

                                        By:
-----------------------------------        -----------------------------------
Witness                                    Name:
                                           Title



                                        TIOXIDE GROUP

                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                        THE BANK OF NEW YORK, as Trustee

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title: